EXHIBIT 10.28(d)

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$25,000,000.00	01-11-2019	57950001	4A0 / 9A	5795	10195

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Casey's General Stores, Inc. 1 Convenience Blvd. Ankeny, IA 50021-9672	Lender:	UMB BANK, n.a. Commercial Loan Department 1010 Grand Boulevard Kansas City, MO 64106 (816) 860-7000

Principal Amount: $25,000,000.00	Date of Note: January 11, 2019

UNCONDITIONALLY CANCELABLE. Notwithstanding anything to the contrary in this Note or any other agreement or understanding involving Borrower and Lender, (1) the line of credit evidenced by this Note and all other commitments, facilities, and accommodations under or related to this Note are unconditionally cancelable by Lender, and (2) Lender may, at any time, with or without cause, terminate or refuse to extend credit under the line of credit evidenced by this Note or any other commitment, facility, or accommodation under or related to this Note (to the fullest extent permitted under applicable law). This paragraph applies to any letter-of-credit facility or other obligation of Lender to issue a letter of credit for the benefit of Borrower in connection with this Note (if and to the extent that such a facility or other obligation separately exists), but once issued, whether a letter of credit is itself conditionally or unconditionally cancelable is governed by other provisions of contract or other applicable law.
PROMISE TO PAY. Casey's General Stores, Inc. ("Borrower") promises to pay to UMB BANK, n.a. ("Lender"), or order, in lawful money of the United States of America, on demand, the principal amount of Twenty-five Million & 00/100 Dollars ($25,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in full immediately upon Lender's demand. Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 1, 2019, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after 5:00 PM Central time, Lender will credit Borrower's payment on the next business day.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Federal Funds Offered Rate. "Federal Funds Offered Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that (a), if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions as determined by the Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 2.430% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 1.000 percentage point over the Index, resulting in an initial rate of 3.430% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a

EXHIBIT 10.28(d)

disputed amount must be mailed or delivered to: UMB Bank, n.a., Attn: Loan Accounting, PO Box 419226 - MS #1170203 Kansas City, MO 64141-6226.
LATE CHARGE. If a regularly scheduled interest payment is more than 29 days late, Borrower will be charged 10.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever is less. If Lender demands payment of this loan, and Borrower does not pay the loan in full within 29 days after Lender's demand, Borrower also will be charged either 10.000% of the unpaid portion of the sum of the unpaid principal plus accrued unpaid interest or $50.00, whichever is less.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 2.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
LETTERS OF CREDIT. Borrower from time to time may request Lender to issue letter(s) of credit not to exceed $25,000,000.00.  If a letter of credit is issued by Lender, Borrower’s availability under the line of credit shall be reduced by any amount(s) outstanding under the letter of credit whether or not the letter of credit is drawn upon.
LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Jackson County, State of Missouri.
DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.
COLLATERAL. This loan is unsecured.
LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.
ADDITIONAL TERMS. Borrower shall not a) voluntarily transfer any assets into trust or, b) if already owned in trust, shall not voluntarily transfer title to such trust assets to any other person or entity, without giving Lender at least 30 days prior written notice thereof.
JURY WAIVER. BORROWER HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, ARISING OUT OF, PERTAINING TO OR OTHERWISE RELATING TO THIS AGREEMENT, THE LOAN, ANY OF THE LOAN DOCUMENTS OR LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.
PRIOR NOTE. Promissory Note dated April 27, 2018 executed by Borrower to Lender in the amount of $150,000,000.00 and as subsequently modified, renewed or extended.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by

EXHIBIT 10.28(d)

Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.
ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
BORROWER:
CASEY'S GENERAL STORES, INC.

By: /s/ William J. Walljasper
William J. Walljasper, CFO/Senior Vice President of Casey's General Stores, Inc.
LaserPro, Ver. 18.4.10.002 Copr. Finastra USA Corporation 1997, 2019. All Rights Reserved. - MO S:\APPS\hfs\CFI\LPL\D20.FC TR-154288 PR-2362 (M)

EXHIBIT 10.28(d)

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$25,000,000.00	01-11-2019	57950001	4A0 / 9A	5795	10195

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Casey's General Stores, Inc. 1 Convenience Blvd. Ankeny, IA 50021-9672	Lender:	UMB BANK, n.a. Commercial Loan Department 1010 Grand Boulevard Kansas City, MO 64106 (816) 860-7000

LOAN TYPE. This is a Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $25,000,000.00 due on demand. This is an unsecured renewal of the following described indebtedness: Promissory Note dated April 27, 2018 executed by Borrower to Lender in the amount of $150,000,000.00 and as subsequently modified, renewed or extended.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

Personal, Family, or Household Purposes or Personal Investment.
X	Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: To renew and decrease revolving line of credit used for working capital.
DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $25,000,000.00 as follows:

Undisbursed Funds:	$25,000,000.00
Note Principal:	$25,000,000.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED JANUARY 11, 2019.
BORROWER:
CASEY'S GENERAL STORES, INC.

By: /s/ William J. Walljasper
William J. Walljasper, CFO/Senior Vice President of Casey's General Stores, Inc.
LaserPro, Ver. 18.4.10.002 Copr. Finastra USA Corporation 1997, 2019. All Rights Reserved. - MO S:\APPS\hfs\CFI\LPL\I20.FC TR-154288 PR-2362 (M)

NEGATIVE PLEDGE AGREEMENT

This Negative Pledge Agreement, dated as of this 11th day of January, 2019 (the “Agreement”) is entered into by and between Casey’s General Store, Inc.(hereinafter referred to as “Borrower”) and UMB Bank, n.a., a national banking association (hereinafter referred to as “UMB”).

WHEREAS, UMB has been requested to continue to offer credit to Borrower; and

WHEREAS, UMB is willing to continue to offer credit to Borrower under the terms of the promissory note dated January 11, 2019 but only on the condition that Borrower execute this Negative Pledge Agreement.

NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and the extension of credit to Borrower by UMB, it is agreed by and between the parties as follows:

1.The Borrower agrees that it will not, and will not permit any subsidiary to, without the prior written consent of UMB, permit to exist, create, assume or incur, directly or indirectly, any lien on its properties or assets, whether now owned or hereafter acquired, except:

(a)    Liens existing as of the date of this Agreement that are listed in Schedule A attached hereto;

(b)    Liens (i) incidental to the conduct of business or the ownership of properties and assets (including landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar liens), which liens do not in the aggregate materially detract from the value of the assets of the Borrower and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their businesses and (ii) to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation) surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(c)    Leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its subsidiaries, provides that such liens do not, in the aggregate, materially detract from the value of such property;

(d)    Liens (i) existing on property at the time of its acquisition or construction by the Borrower or a subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such lien is assumed by the Borrower or a subsidiary; or (ii) on property created contemporaneously or within 180 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of this Negative Pledge Agreement; or (iii) existing on property of an entity at the time such entity is merged or consolidated with, or becomes a subsidiary of, or substantially all of its assets are acquired by, the Borrower or a subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such liens do not extend to additional property of the Borrower or any subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and the aggregate principal amount of indebtedness secured by each such lien does not exceed the fair market value (determined in good faith by the board of directors of the Borrower);

(e)    Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which has been adequately reserved for or the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a material adverse effect on the Borrower or a subsidiary;

(f)    Any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(g)    The extension, renewal or replacement of any lien permitted by Sections 1(a) and (d) above, provided that (i) there is no increase in the principal amount or decrease in maturity of the indebtedness secured thereby at the time of such extension, renewal or replacement, and (ii) any new lien attaches only to the same property theretofore subject to such earlier lien;

(h)    Liens securing indebtedness of a subsidiary to the Borrower or another wholly owned subsidiary; and

(i)    Liens securing the “Obligations” as defined in the Credit Agreement dated as of January 11, 2019, among the Borrower, certain lenders, certain issuers of letters of credit, and Royal Bank of Canada, as administrative agent for the lenders; and

(j)    In addition to the Liens permitted by paragraphs (a) through (h) of this Section 1, Liens securing indebtedness of the Borrower or a Subsidiary that is not otherwise permitted to be outstanding pursuant to paragraphs (a) through (h), provided that “Priority Debt” does not at any time exceed 20% of Consolidated Net Worth. For purposes hereof capitalized terms not otherwise defined herein shall have the meaning as defined in that certain Note Purchase Agreement in the amount of $569,000,000 dated August 9, 2010 between the Borrower and each Purchaser named therein pertaining to the sale of Senior Notes bearing interest at the rate per annum of 5.22%.

2.    The Borrower agrees that the negative pledge set forth in paragraph 1 hereof shall remain in full force and effect as long as the Borrower has outstanding financial obligations to UMB.

3.    The Borrower agrees that from time to time upon request of UMB it will certify in writing to UMB that it is not in breach of this Negative Pledge Agreement.

4.    In the event the Borrower breaches the provisions of this Negative Pledge Agreement, such breach shall be deemed to be an event of default with respect to its obligations to UMB.

5.    This Agreement shall be deemed to be an agreement made under and to be interpreted under the laws of the State of Missouri.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein first written above.

CASEY’S GENERAL STORES, INC.		UMB BANK, n.a.

By:	/s/ William J. Walljasper	By:	/s/ Robert P. Elbert
	William J. Walljasper		Robert P. Elbert
	Chief Financial Officer		Senior Vice President